                                                                    EXHIBIT 10.2

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                           HOTEL PROPERTIES AGREEMENT

                                    BETWEEN

                           HOLIDAY HOSPITALITY CORP.

                                      AND

                         BRISTOL HOTELS & RESORTS, INC.





                             DATED __________, 1998





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                               TABLE OF CONTENTS


                                                                             Page

ARTICLE 1
       HOTEL PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.1.   Franchise Offer   . . . . . . . . . . . . . . . . . . . . . . .  1
       1.2.   Right of First Offer on Future Opportunities  . . . . . . . . .  3
       1.3.   Right of First Offer on Research & Training
              Hotels  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       1.4.   Assignment and Conversion of Certain Hotels   . . . . . . . . .  5

ARTICLE 2
       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       2.1.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .  5
       2.2.   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       2.3.   Amendment; Waiver; Termination  . . . . . . . . . . . . . . . .  6
       2.4.   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       2.5.   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . .  7
       2.6.   Counterparts; Effectiveness   . . . . . . . . . . . . . . . . .  7
       2.7.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . .  7
       2.8.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       2.9.   Specific Enforcement  . . . . . . . . . . . . . . . . . . . . .  7
       2.10.  Consent to Jurisdiction   . . . . . . . . . . . . . . . . . . .  7
       2.11.  Original Agreement  . . . . . . . . . . . . . . . . . . . . . .  8
       2.12.  Cooperation.    . . . . . . . . . . . . . . . . . . . . . . . .  8
       2.13.  Acknowledgment of No Liability.       . . . . . . . . . . . . .  8
       2.14.  Failure of Merger to Occur.   . . . . . . . . . . . . . . . . .  8

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                           HOTEL PROPERTIES AGREEMENT


       This Hotel Properties Agreement is entered into as of _______________, 1998 (this "Agreement") between Holiday Hospitality Corp., a Delaware corporation ("HHC"), and Bristol Hotels & Resorts, Inc., a Delaware corporation ("BHR").

                              W I T N E S S E T H:

       WHEREAS, HHC and its affiliates are engaged in, among other things, the business of franchising certain hotel properties under the Holiday Hospitality Hotel Brands (as defined herein), including certain hotels owned, leased or managed by Bristol Hotel Company, a Delaware corporation ("Bristol"), or its subsidiaries, which are the subject of franchise agreements with HHC (the "Existing Hotels");

       WHEREAS, pursuant to the Spin-Off Agreement dated as of March 23, 1998 (the "Spin-Off Agreement") among Bristol, Bristol Hotel Management Corporation and BHR, (i) BHR and its subsidiaries will continue Bristol's hotel management business and will manage, lease and operate, or own and operate all of the hotels presently owned, managed, or leased by Bristol, a list of which is set forth on Exhibit A hereto, (ii) Bass America Inc., a Delaware corporation ("BAI"), and Holiday Corporation, a Delaware corporation ("HC") will acquire in the aggregate ________ shares of common stock, par value $.01 per share, of BHR and (iii) BHR or one of its subsidiaries will become the franchisee under one or more franchise agreements with HHC in respect of the Existing Hotels;

       WHEREAS, HC and Bristol are parties to the Hotel Properties Agreement dated April 28, 1997 (the "Original Agreement"), and they now desire to terminate that agreement in its entirety.

       NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                HOTEL PROPERTIES

       1.1. Franchise Offer. (a) BHR and its subsidiaries may offer from time to time to HHC, or an Affiliate (as defined in the Spin-Off Agreement) thereof, the opportunity to enter into a standard franchise agreement in effect at such time (a "Standard Franchise Agreement") for a Hotel (a "Franchise Offer"). BHR must make any such Franchise Offer to HHC pursuant to a written notice from BHR to the Vice President of Franchise Development at HHC for the particular Holiday Hospitality Hotel Brand desired by BHR (a "Franchise Offer Notice").
If HHC desires to accept such Franchise Offer (which acceptance shall not be unreasonably withheld), HHC must so notify BHR in writing (a "Franchise

Acceptance Notice") within 30 days of its receipt of the notice from BHR. If HHC delivers a Franchise Acceptance Notice within that 30-day period, BHR and HHC will cause the Hotel to become subject to a Standard Franchise Agreement on market terms. As used in this Section 1.1, "Hotel" means a lodging facility providing a degree of sophistication and amenities and facilities which is of a type and standard generally consistent with hotels operated as Holiday Hospitality Hotel Brand hotels. As used in this Agreement, "Holiday Hospitality Hotel Brands" means Holiday Inn, Holiday Inn Select, Holiday Inn Express, Crowne Plaza, Inter-Continental, and any other hotel brand owned or controlled by HHC or any of its Affiliates (the "HC Entities").

       (b) BHR and its subsidiaries must make Franchise Offers and enter into Standard Franchise Agreements with respect to Hotels (other than Existing Hotels) having an aggregate of 3,000; 5,200; and 8,700 rooms (each, a "Threshold") by April 1, 2001, April 1, 2002 and April 1, 2003 (each, a "Measurement Date"), respectively. If BHR fails to meet the applicable Threshold by a Measurement Date, BHR will pay to HHC a monthly fee equal to $73.50 multiplied by the excess of the applicable Threshold over the number of rooms that were subjected to Standard Franchise Agreements under Section 1.1(a) through that Measurement Date. BHR will continue to pay that fee until the earlier of (i) with respect to the first Measurement Date, March 31, 2002; with respect to the second Measurement Date, March 31, 2003; and with respect to the third Measurement Date, March 31, 2006, or (ii) the date on which BHR satisfies the applicable Threshold. Notwithstanding the foregoing, if on any Measurement Date no more than 15% of the aggregate number of rooms in Hotels which BHR or any of its subsidiaries develops, acquires, leases, or is appointed manager after the date of this Agreement, are not subjected to Standard Franchise Agreements, BHR will not be required to make any payment under this Section 1.1(b) as to that Measurement Date. Any Hotel that was the subject of a Franchise Offer that HHC failed to accept will not be taken into consideration in calculating the percentage of rooms in Hotels not subject to Standard Franchise Agreements pursuant to this Section 1.1(b).

       (c) BHR's obligations under this Section 1.1 will terminate on the earliest to occur of (i) the effectiveness of HHC's termination notice described in Section 1.2(b), (ii) the HC Entities are no longer holding a Controlling interest in the entities that directly or indirectly hold the intellectual property rights related to the Holiday Inn, Holiday Inn Express or Crowne Plaza brands, and (iii) BHR having made Franchise Offers with respect to Hotels which are subjected to Standard Franchise Agreements and have an aggregate of at least 8,700 rooms. For purposes of this Section 1.1, any Hotel that is subjected to a Standard Franchise Agreement under Section 2.1 of the Original Agreement after March 31, 1998 (other than those





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acquired in the transaction with Omaha Hotel, Inc.), will be deemed to have been the subject of a Franchise Offer and a Standard Franchise Agreement under this Section 1.1.

       1.2. Right of First Offer on Future Opportunities. (a) If the HC Entities wish to acquire a direct or indirect equity, or other similar interest in, or the right to develop, a Mid-Scale Lodging Facility located in the United States or Canada (each an "Opportunity"), subject to Sections 1.2(c) and (d), the HC Entities will first offer the Opportunity to BHR pursuant to a written notice (an "Opportunity Notice") that describes the Opportunity and will be accompanied by any relevant information held by the HC Entities regarding the Opportunity, and any analysis performed by the HC Entities regarding the Opportunity. If BHR desires to pursue the Opportunity, it will notify the HC Entities in writing of its desire to pursue the Opportunity within 10 days of receipt of the Opportunity Notice. Upon receipt of BHR's notice that it desires to pursue the Opportunity, (i) the HC Entities will assign to BHR all rights the HC Entities may have in respect of the Opportunity and will take all reasonable actions to permit BHR to acquire all rights related to the Opportunity and to enter into definitive agreements with any other Person related or necessary to the Opportunity, (ii) BHR will actively pursue the Opportunity, (iii) the HC Entities will not be entitled to pursue any aspect of the Opportunity (other than entering into a franchise arrangement under Section
1.1 with BHR) and (iv) BHR and the HC Entities will enter into a Standard Franchise Agreement with respect to the Mid-Scale Lodging Facility that is subject to the Opportunity. If requested by HHC, but subject to confidentiality or other requirements applicable to BHR, BHR will provide to HHC drafts of letters of intent or material agreements relating to BHR's pursuit of the Opportunity. HHC will hold any such information in strict confidence and will not provide any such information to any Person who does not have an appropriate reason to receive such information. If BHR determines that it no longer wishes to actively pursue an Opportunity, BHR will promptly deliver written notice of such determination to HHC (an "Abandonment Notice"). If BHR delivers an Abandonment Notice to HHC, or if the HC Entities do not receive a notice from BHR indicating its desire to pursue an Opportunity within that 10-day period, the HC Entities may pursue the Opportunity without being subject to Section 1.2(b) and BHR will have no further rights regarding the Opportunity. The HC Entities shall not be subject to the provisions of this
Section 1.2(a) if (i) the HC Entities pursue minority equity interests in or advance loans to Opportunities provided that such equity interests or loans are primarily taken or made as an inducement to a Person to enter into or maintain franchise arrangements for the Holiday Hospitality Hotel Brands or enter into or maintain a management opportunity pursuant to Section 1.2(d) below or (ii) the HC Entities would beneficially own less than 5 percent of the





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Opportunity in a publicly-traded company.  As used herein, "Mid-Scale Lodging
Facility" means a full service lodging facility providing a degree of sophistication and full service amenities and facilities which (i) is of a type and standard generally consistent with hotels operated as Holiday Inn hotels in the United States and Canada (which will include any Hotel that is then operated as a Holiday Inn or Holiday Inn Select Hotel), (ii) does not primarily offer suites, (iii) is not designed to accommodate "extended stays" (generally more than five days) and (iv) does not generally compete as an "upscale" or "economy" hotel. By way of example and for the guidance of the parties, the parties acknowledge that as of this date they would, without dispute, classify the hotel operations listed on Schedules 1.2(a)(1) and 1.2(a)(2) as "upscale" hotels and "economy" hotels, respectively.

       (b) At any time after October 28, 1998, the HC Entities may terminate their obligations under Section 1.2(a) upon six months' advance written notice to BHR.

       (c) From the date of the Original Agreement, HHC will be permitted to acquire up to five hotels in the United States and Canada that will not be subject to the provisions of this Section 1.2 for research and training ("Research & Training Hotels"); provided that (i) HHC must provide BHR with prior written notice of its intention to acquire any Research & Training Hotel and (ii) none of such hotels is located in the same geographic markets of the hotels owned, leased or managed by BHR or any of its subsidiaries. Subject to clauses (i) and (ii) of the foregoing sentence, HHC will be permitted to develop an unlimited number of Research & Training Hotels. If an HC Entity proposes to pursue a sale of any facility under this Section 1.2(c), such facility will be subject to Section 1.3 of this Agreement.

       (d) Nothing in this Section 1.2 is intended to prohibit the HC Entities from engaging in the business of managing Mid-Scale Lodging Facilities; provided however, the HC Entities will notify BHR pursuant to a written notice that the HC Entities intend to engage in such business. Upon receipt of the HC Entities' notice that they intend to engage in such management business, Section 1.2(a) will no longer apply to such management Opportunities. The HC Entities will provide BHR an additional written notice of their intent to pursue each management opportunity. That additional notice must be delivered contemporaneously with their bidding on the management Opportunity and will identify the hotel subject to the management Opportunity.

       1.3. Right of First Offer on Research & Training Hotels. If an HC Entity proposes to pursue a sale of any Research & Training Hotel that it owns, the HC Entity will provide written





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notice to BHR of its intention to pursue such sale.  If BHR desires to purchase the hotel, BHR and the HC Entity will promptly enter into good faith negotiations to finalize a definitive agreement to acquire such hotel, but the parties will have no obligation to enter into such an agreement.

       1.4. Assignment and Conversion of Certain Hotels. (a) Upon BHR's submission of appropriate documentation in accordance with HHC's standard practices, HHC will consent to BHR's or its subsidiary's becoming the franchisee under the existing franchise agreements that relate to an Existing Hotel and each existing franchise agreement will continue on the same terms. The fee for effecting such assignments shall be $1,000 per Hotel.

       (b) HHC and BHR will use their respective reasonable efforts to cause the hotels described in Section 2.4 of the Original Agreement to enter into franchise agreements with HHC for the Holiday Hospitality Hotel Brand as agreed upon, such franchise agreements to be on the same terms contemplated by the Original Agreement.

                                   ARTICLE 2
                                 MISCELLANEOUS

       2.1. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof and except as otherwise expressly provided herein and therein. This Agreement will have no effect on any rights or obligations HC, BAI, Holdings (as defined in the Spin-Off Agreement) or BHR may have under any registration rights agreement or shareholders agreement.

       2.2. Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

       if to BHR, to:

              Bristol Hotels & Resorts, Inc.
              14295 Midway Road
              Dallas, Texas 75244
              Attention:  General Counsel
              Telecopy:  (972) 391-1515





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       with a copy to:

              Jones, Day, Reavis & Pogue
              599 Lexington Avenue
              New York, New York 10022
              Attention: Robert A. Profusek
              Telecopy:  (212) 755-7306

       if to HHC, to:

              Holiday Corporation
              Three Ravina Drive
              Suite 2900
              Atlanta, Georgia  30346
              Attention:  Craig H. Hunt
              Telecopy:  (770) 604-5988

       with copies to:

              Crowne Plaza - Corporate Headquarters
              Three Ravina Drive
              Suite 2900
              Atlanta, Georgia  30346
              Attention:  James L. Kacena
              Telecopy:  (770) 604-2000

              and

              Davis Polk & Wardwell
              450 Lexington Avenue
              New York, New York 10017
              Attention: Paul R. Kingsley
              Telecopy:  (212) 450-4800


       (b) Each party hereto may hereafter specify such other address or telecopy number for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 2.2(a) and the appropriate telecopy confirmation is received or
(b) if given by any other means, when delivered at the address specified in this Section 2.2(a).

       2.3. Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by each party.





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
       (b) This Agreement shall terminate on the earliest of (i) 6 months after the HC Entities have delivered to BHR the notice described in Section 1.2(b) and (ii) the mutual agreement of the parties hereto.

       2.4. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that, in any action or proceeding brought to enforce any provision of this Agreement or where any provision of this Agreement is validly asserted as a defense, the successful party will be entitled to recover its cost and expense (including reasonable attorneys' fees and charges) in addition to any other available remedy.

       2.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE PRINCIPLES OF CONFLICT OF LAWS APPLICABLE THERETO.

       2.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

       2.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

       2.8. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

       2.9. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

       2.10. Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of; or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the Court





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of Chancery in the State of Delaware, and each of the parties hereby consents to the non-exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 2.2 shall be deemed effective service of process on such party.

       2.11. Original Agreement. Upon the effectiveness of the Spin-Off (as defined in the Spin-Off Agreement), the Original Agreement will terminate and the parties to the Original Agreement will be released from any obligations under the Original Agreement other than with respect to any claims asserted in writing before the effectiveness of the Spin-Off.

       2.12. Cooperation. BHR will follow HHC's standard procedures for entering into franchise arrangements in entering into any Standard Franchise Agreement with respect to Hotels pursuant to this Agreement.

       2.13. Acknowledgment of No Liability. HC and HHC acknowledge that the obligations of BHR under this Agreement shall not be assumed by FelCor pursuant to the merger of Bristol with and into FelCor pursuant to the Merger Agreement, dated March 23, 1998, between Bristol and FelCor (the "Merger Agreement") or otherwise.

       2.14. Failure of Merger to Occur. If the Spin-Off is consummated and the Merger Agreement is terminated, the parties to this Agreement and the Original Agreement will negotiate in good faith to amend the provisions of this Agreement in such a manner that the terms of this Agreement will provide substantially the same effect as those under the Original Agreement.





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
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                           HOLIDAY HOSPITALITY CORP.



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:



                                           BRISTOL HOTELS & RESORTS, INC.



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:



                                                  The undersigned hereby agree
                                                  to the terms of Sections 2.11,
                                                  2.13 and 2.14.



                                           BRISTOL HOTEL COMPANY



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:



                                           HOLIDAY CORPORATION



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:





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                                                              SCHEDULE 1.2(a)(1)


                                "UPSCALE HOTELS"


       Crowne Plaza
       Doubletree
       Hilton Hotels
       Marriott
       Hyatt
       Westin
       Inter-Continental

                                                              SCHEDULE 1.2(a)(2)


                                "ECONOMY HOTELS"


       Budgetel
       Comfort Inn
       Days Inn
       Holiday Inn Express
       Red Roof Inn
       Ramada Limited
       Econo Lodge
       Motel 6